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                                                                    EXHIBIT 10.5

                      STRATEGIC PLANNING CONSULTANTS, INC.

January 22, 1998

Mr. Marvin Mears
Environmental Products & Technologies Corporation
2219 E. Thousand Oaks Blvd.
Suite 337
Thousand Oaks, CA 91362

                              CONSULTING AGREEMENT

Dear Mr. Mears:

Strategic Planning Consultants, Inc. (hereafter "SPC") is a resource for a number of interdisciplinary financial and business skills. We provide a unique cross section of talented associates to meet the challenges of dealing with the financing community and to assist in the expansion of new companies into the main stream of the institutional and international finance markets. It is our job to help define your company in terms of its securities and its funding opportunities.

The following are terms and conditions of the consulting relationship between SPC and Environmental Products & Technologies Corporation:

GENERAL

It is hereby understood that Environmental Products & Technologies Corporation (hereafter "EPTC") is desirous of obtaining general business consulting services from SPC.

SCOPE OF ASSIGNMENT

Based on our understanding of your business plan and the conversations with EPTC, we propose the following objectives for a working relationship with EPTC.

     o    Structure the appropriate share ownership of Management.

     o    Organize the capital structure of the company to meet future needs.

     o Coordinate and arrange for the eventual trading in the company's shares on the Small Cap Market.

     o Assist in the documentation process by working with the accountants, and the attorneys.

     o Working with the public relations and marketing people to complete information materials for the investing public.

     o    Work with the company to facilitate all of its funding needs.

     o Coordinate all investment banking and financial planning activities of EPTC.

     o Work closely with the investment community and the public relations effort to help develop an active market for the company's stock.

     o Continue to take an active role as needed in the strategic planning activities of the company.

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Investment Banking Agreement EPTC
January 22, 1998



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                      STRATEGIC PLANNING CONSULTANTS, INC.

We recommend that the company develop operating models to accommodate variables in accounting for the operations of the company as may be required by special S.E.C. regulations. The need for additional capital must be addressed to accommodate future funding requirements. As part of this plan, we will assist in organizing the capital structure of the company to better reflect the future of the company and the market for its shares. This plan will provide for an active trading market for the company's shares. We will also include creating the best combination of securities to provide for future funding for the company and at the same time give management the appropriate ownership and control position. Additionally, we will suggest a plan for providing liquidity for investors and management alike.

SPC NOT A REGISTERED BROKER/DEALER.

Strategic Planning Consultants, Inc. is not registered broker dealer. SPC is not licensed to sell securities, and we do not have any in-house pool of funds to invest in the companies with which we consult. We will work with you to achieve your funding goals and assist in providing you with the strategic plan to accomplish the funding required as part of this project. SPC agrees to work on a best efforts basis on your behalf.

INDEMNIFICATION

SPC will be relying on both confidential and general information provided by EPTC. SPC will be disseminating this information to others to assist in completing the transaction. EPTC will specifically indemnify SPC and its principals against any actions that may arise as a result of SPC efforts on behalf of EPTC, including but not limited to attorneys' fees and monetary damages (see SCHEDULE A attached). EPTC agrees to furnish to SPC in a timely manner all documentation that may have a material import or significance to the transaction contemplated herein.

TERM OF THE AGREEMENT

This agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, derivative companies, subsidiaries successors and assigns of the respective parties hereto. The term of this agreement shall be for 360 days, unless extended in writing by the parties hereto.

RELATIONSHIP OF THE PARTIES

SPC is acting as an independent contractor and no part of this agreement shall be deemed to cause an employer employees relationship between the parties or their respective officers, employees or directors.

FEES AND EXPENSES.

SPC works on a combination of fees including cash retainers, reimbursement of pre-approved expenses, and equity in the company. The fees for this project are as follows:

     1. Upon the signing of this Agreement, SPC or its assigns will be entitled to purchase warrants which are exercisable into 150,000 shares of common stock of EPTC at $4.00 per share for a period of three years from the date of issue. The cost of the warrants will be $150. The

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Investment Banking Agreement, EPTC
January 22, 1998
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                      STRATEGIC PLANNING CONSULTANTS, INC.

     common stock that underlies said warrants will have demand registration rights anytime after 24 months of the signing of this agreement and "piggyback" registration rights on any registration completed by EPTC. SPC will have the right to assign any or all of these warrants and EPTC agrees to issue said warrants directly to those entities at SPC's direction.

     2. SPC will receive a monthly fee of $3,000 per month payable on the 1st of each month, staring January 1, 1998 for a period of 24 months.

     3. Expense reimbursement will be on a pre-approved basis only. Pre-approved expenses include travel, certain outside services such as printing, overnight mail, and other business expenses not considered to be in the normal course of our work. EPTC will provide SPC with EPTC's FEDEX or UPS account number to cover the cost of overnight shipments.

LITIGATION.

This agreement and the rights and obligations of the parties under this agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of California. In the event of a dispute arising between the parties regarding any of the terms of this agreement, the matter whether decided by arbitration in the County of Los Angeles, California.

JURISDICTION

This agreement shall be deemed to have been entered into in the County of Los Angeles in the State of California, and all provisions hereof shall be construed in accordance with the laws of said state.

PARTITION OF AGREEMENT

If any part of this agreement is found to be unenforceable or invalid it shall no way affect the remainder of this agreement which shall remain in full force and effect.

AGREED AND ACCEPTED:                    AGREED AND ACCEPTED:

EPTC                                    SPC


/s/  Marvin Mears      1/20/98          /s/  Jonathan Fink      1-22-98
-------------------   ---------         --------------------   ---------
Mr. Marvin Mears        Date            Jonathan Fink            Date
President                               President






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Investment Banking Agreement, EPTC
January 22, 1998
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                      STRATEGIC PLANNING CONSULTANTS, INC.

                                  SCHEDULE "A"

As a supplement to the CONSULTING AGREEMENT ("Agreement") to which this is incorporated as Schedule A, Environmental Products & Technologies Corporation (hereafter "EPTC") and Strategic Planning Consultants, Inc. (hereafter "SPC") agree to the following:

1. EPTC shall indemnify and hold harmless SPC and each of its officers, directors, employees, agents, affiliates and assigns (collectively "Indemnified Party") against any losses, claims, damages or liabilities, joint or several, or actions in respect thereto (which shall, for the purposes of this agreement, including without limitations all reasonable costs of defense and investigation and all reasonable attorneys' fees) to which any Indemnified Party is or may be subjected, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based directly or indirectly on any act or omission by or on behalf of EPTC in furtherance of or in connection with any act or event contemplated by the Agreement, and the preparation, filing and dissemination of all documents in connection therewith, and including the performance by SPC of the acts required to be performed pursuant to the Agreement, but excluding any such claims to the extent they arise out of or are based directly or indirectly on the intentional wrong doing or negligence of any Indemnified Party.

2. EPTC agrees that the indemnification and reimbursement provisions set forth above shall apply whether or not any Indemnified Party is a formal party to any suit, claim or other proceeding and that the Indemnified Parties, and each of them, are entitled to retain counsel in connection with any of the matters to which said provisions apply. Such counsel shall be selected by the Indemnified Party, and funds to cover legal expenses and any damages shall be paid to the Indemnified Party within three business days of being requested in writing to cover said legal costs and damages.

AGREED AND ACCEPTED:                         AGREED AND ACCEPTED:

EPTC                                         SPC


/s/ MARVIN MEARS          1/22/98            /s/ JONATHAN FINK       1/22/98
----------------------------------           -------------------------------
Mr. Marvin Mears          Date               Jonathan Fink           Date
President                                    President







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Investment Banking Agreement, EPTC
January 22, 1998